
Zone Claim
T35N R68E
section 8
Elko Co. NV.
N
T 36 N
T 35 N
JEEP
TRAIL
6
5
7
8
18
Borrow Pits
Borrow Pit
Pit
BM 5926
BM 5927
BM 5955
BM 5838
Silver Zone Pass
Silver Zone
PACIFIC
WESTERN
AQUEDUCT
DEPRESSION
Borrow Pit
5870
5760
5873
5871